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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Centennial Specialty Foods Corporation, on Form SB-2, of our report dated March 25, 2003, except for
Note 9 for which the date is May 9, 2003 on the financial statements of Stokes Ellis Foods, Inc. and Subsidiaries appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the references to us under the headings "Experts" and "Engagement of New Auditors" in such Prospectus.


                                     /s/ Ehrhardt Keefe Steiner & Hottman PC
                                     Ehrhardt Keefe Steiner & Hottman PC

August 11, 2003
Denver, Colorado